Exhibit 99.1

VBI Vaccines Added to Russell 2000® and Russell 3000® Indexes

CAMBRIDGE, MA (June 26, 2017) – VBI Vaccines, Inc. (Nasdaq: VBIV) (TSX: VBV) (“VBI”), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, announced today that it has been added to the Russell 2000® and the Russell 3000® Indexes following the annual reconstitution, which took effect after the US market closed on Friday, June 23rd.

“Inclusion in the Russell 2000® and 3000® Indexes is an important milestone for VBI that further validates the growing shareholder value we are building within VBI,” said Jeff Baxter, VBI’s President and CEO. “The Russell Indexes are closely followed by the investment community and we believe inclusion in these indexes will bring increased exposure and visibility for VBI.”

The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market. The Russell 2000® Index measures performance of the small-cap segment of the U.S. equity market and is a subset of the Russell 3000® Index, representing approximately 10% of the total market capitalization of the Russell 3000® Index. Membership in the Russell 2000® Index results in automatic inclusion in the appropriate growth and style indexes.

Russell Indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Approximately $8.5 trillion in assets are benchmarked to or invested in products based on the Russell U.S. Indexes. Russell Indexes are provided by FTSE Russell, a leading global index provider. For more information, visit: https://www.ftserussell.com/research-insights/russell-reconstitution.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac™, a hepatitis B (“HBV”) vaccine that mimics all three viral surface antigens of the hepatitis B virus; Sci-B-Vac™ is approved for use in Israel and 14 other countries. VBI’s eVLP Platform technology allows for the development of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus to elicit a potent immune response. VBI is advancing a pipeline of eVLP vaccines, with lead programs in cytomegalovirus (“CMV”) and glioblastoma multiforme (“GBM”). VBI is also advancing its LPV™ Thermostability Platform, a proprietary formulation and process that enables vaccines and biologics to preserve stability, potency, and safety. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

●	Website Home: https://www.vbivaccines.com/
●	News and Insights: https://www.vbivaccines.com/wire/
●	Investors: https://www.vbivaccines.com/investors/

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VBI Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

VBI Investor Contact

Nell Beattie

Director, Corporate Development and Investor Relations

Email: ir@vbivaccines.com

Cautionary Statement on Forward-looking Information

Certain statements in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities legislation (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this release are forward-looking statements.

Such forward-looking statements are based on a number of assumptions, including assumptions regarding the successful development and/or commercialization of the company’s products, including the receipt of necessary regulatory approvals; general economic conditions; that the parties’ respective businesses are able to operate as anticipated without interruptions; competitive conditions; and changes in applicable laws, rules and regulations.

Although management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include: the failure to successfully develop or commercialize the company’s products; adverse changes in general economic conditions or applicable laws, rules and regulations; and other factors detailed from time to time in the company’s reports filed with the U.S Securities and Exchange Commission and the Canadian Securities Commissions.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on the company’s current expectations, and the company undertakes no obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

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